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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of Edge Petroleum Corporation, a Delaware corporation (the "Company"), of our report dated February 4, 1997, relating to the supplementally combined financial statements of Edge Petroleum Corporation, a Texas corporation, and our report dated December 3, 1996, relating to the combined financial statements of Edge Petroleum Corporation, a Texas corporation, affiliated entities and direct interests and our report dated December 3, 1996, relating to the balance sheet of Edge Petroleum Corporation, a Delaware corporation, appearing in the Prospectus, which is part of the Registration Statement on Form S-1 (Registration No. 333-17267) of the Company.

  We also consent to the incorporation by reference in this Registration Statement of the reference to us under the heading "Experts" appearing in such Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas

February 25, 1997